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August 29, 2022	File No.: 573537-10

Civeo Corporation Three Allen Center 333 Clay Street, Suite 4980 Houston, Texas 77002
Ladies and Gentlemen:

Re:	Civeo Corporation - Registration Statement on Form S-3

Ladies and Gentlemen:
As set forth in the Registration Statement on Form S-3 (the “Registration Statement”) filed by Civeo Corporation, a company existing under the laws of the Province of British Columbia (the “Company”), with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the offering of securities that may be issued and sold by the Company from time to time pursuant to Rule 415 under the Act, certain legal matters in connection with such securities are being passed upon for you by us. Such securities include Common Shares without par value of the Company (“Common Shares”), Class A Preferred Shares without par value of the Company (“Class A Preferred Shares”) and Class B Preferred Shares without par value of the Company (“Class B Preferred Shares” and together with the Class A Preferred Shares, the “Preferred Shares”). Such Common Shares and Preferred Shares are collectively referred to herein as the “Primary Shares”.
In addition, the Registration Statement relates to the offering and sale from time to time by the selling shareholders identified in the Registration Statement (the “Selling Shareholders”) of an aggregate of 2,897,458 Common Shares pursuant to Rule 415 under the Act, consisting of (i) 2,522,705 Common Shares (the “New Secondary Shares”) issuable to the Selling Shareholders upon conversion of 9,042 Class A Series 1 Preferred Shares of the Company (the “Class A Series 1 Preferred Shares”), based on the liquidation preference of such Class A Series 1 Preferred Shares as of March 31, 2023 assuming all dividends thereon are paid in kind through an increase in the liquidation preference, and (ii) an additional 374,753 Common Shares held by the Selling Shareholders (the “Existing Secondary Shares”, and together with the New Secondary Shares, the “Secondary Shares”). The Primary Shares and the Secondary Shares are collectively referred to herein as the “Securities”.
In our capacity as your Canadian counsel in connection with the offering referred to above, we have examined originals, or copies certified or otherwise identified, of the Company’s Certificate of Incorporation, Notice of Articles and Articles, each as amended to date (the “Charter Documents”) and
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August 29, 2022 Page 2	dentons.com

corporate records of the Company, including minute books of the Company, as furnished to us by the Company, certificates of public officials and of representatives of the Company, statutes and other instruments and documents as a basis for the opinions hereinafter expressed. In giving such opinions, we have relied upon certificates of officers of the Company and of public officials with respect to the accuracy of the material factual matters contained in such certificates. In giving the opinions below, we have assumed, without independent investigation, that the signatures on all documents examined by us are genuine, that all documents submitted to us as originals are accurate and complete, that all documents submitted to us as copies are true and correct copies of the originals thereof and that all information submitted to us was accurate and complete. In connection with this opinion, we also have assumed that:
(a)the Registration Statement and any amendments thereto will have become effective under the Act;
(b)a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby;
(c)the Primary Shares and the New Secondary Shares will be offered, issued and sold, and the Existing Secondary Shares will be offered and sold, in compliance with applicable securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement;
(d)the Board of Directors of the Company or, to the extent permitted by the Business Corporations Act (British Columbia) (the “BCA”) and the Charter Documents, a duly constituted and acting committee thereof (such Board of Directors or committee thereof being hereinafter referred to as the “Board”) will have taken all necessary corporate action to authorize the issuance of the Primary Shares and any other securities issuable on the conversion, exchange, redemption or exercise thereof, and to authorize the terms of the offering and sale of such securities and related matters;
(e)a definitive purchase, underwriting or similar agreement with respect to any Securities being offered will have been duly authorized and validly executed and delivered by the Company, the Selling Shareholders (if applicable), and the other parties thereto (the “Purchase Agreement”);
(f)any securities issuable upon conversion, exchange, redemption or exercise of any Primary Shares being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise;
(g)all Securities, and any certificates in respect thereof, will be delivered either (i) in accordance with the provisions of the applicable Purchase Agreement approved by the Board upon payment of the consideration therefor provided for therein, or (ii) upon conversion, exchange, redemption or exercise of any other security, in accordance with the terms of such security or

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the instrument governing such security providing for such conversion, exchange, redemption or exercise as approved by the Board, for the consideration approved by the Board;
(h)in the case of Primary Shares and New Secondary Shares, (i) certificates representing such shares will have been duly executed, countersigned, registered and delivered, or if uncertificated, valid book-entry notations will have been made in the share register of the Company, in each case in accordance with the provisions of the Charter Documents, (ii) there will be sufficient Common Shares or Preferred Shares authorized under the Charter Documents and not otherwise issued or reserved for issuance, and (iii) the purchase price therefor payable to the Company or, if such shares are issuable on the conversion, exchange, redemption or exercise of another security, the consideration payable to the Company for such conversion, exchange, redemption or exercise will not be less than the issue price as approved by the Board with respect to such issuance; and
(i)in the case of Preferred Shares of any series, the Board will have taken all necessary corporate action to designate and establish the terms of such series.
On the basis of the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that:
1.The Common Shares and the Preferred Shares included in the Securities, when issued, will have been duly authorized by all necessary corporate action on the part of the Company and validly issued and will be fully paid and non-assessable.
2.The New Secondary Shares, when issued, will have been duly authorized by all necessary corporate action on the part of the Company and validly issued and will be fully paid and non-assessable.
3.The Existing Secondary Shares have been duly authorized by all necessary corporate action on the part of the Company and validly issued and are fully paid and non-assessable.
The opinions set forth above are limited in all respects to matters of the laws of the Province of British Columbia and the federal laws of Canada applicable therein. We hereby consent to the filing of this opinion of counsel as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our Firm under the heading “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.
Yours truly,

/s/ Dentons Canada LLP